EXHIBIT 5.1
                               KRYS BOYLE, P.C.
                               Attorneys at Law
Telephone                   Suite 2700 South Tower                  Facsimile
(303) 893 2300              600 Seventeenth Street             (303) 893 2882
                         Denver, Colorado  80202 5427

                               June 25, 2008

Delta Petroleum Corporation
Suite 4300
370 17th Street
Denver, Colorado  80202

Dear Board of Directors:

     We have acted as counsel to Delta Petroleum Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S 8 (the "Registration Statement"), pursuant to which the Company is registering under the Securities Act of 1933, as amended a total of 500,000 shares (the "Shares") of its common stock, $.01 par value(the "Common Stock") for issuance under the Company's 2008 New-Hire Equity Incentive Plan. This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

     In connection with this opinion, we have examined the Company's Certificate of Incorporation and Bylaws, both as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company's officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

      Based upon the foregoing and subject to the limitations set forth below, we are of the opinion that the 500,000 Shares have been duly and validly authorized by the Company and will be, when issued in accordance with the Company's 2008 New-Hire Equity Incentive Plan, duly and validly issued and fully paid and non assessable.

     Our opinion is limited to the laws of the State of Delaware, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.
                                    Very truly yours,

                                    /s/ KRYS BOYLE, P.C.
                                    KRYS BOYLE, P.C.